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                                                                   Exhibit 10.29


LOAN AGREEMENT
--------------

Between



COPE, Inc.
360 N. Sepulveda Blvd., Suite 3050
El Segundo, CA 90245
USA

And

Adrian Knapp
Oberseeburg 45
6006 Lucerne



Adrian Knapp shall grant to COPE, Inc., a loan of Fr. 1.2 million (one point two million francs) as of October 13, 1999, until further notice. The rate of interest shall amount to 8.5% annually and shall be paid at the end of each quarter starting on December 31, 1999.

The loan may be recalled in writing at any time, with a notice period of five working days at month's end.



Lucerne, October 13, 1999


[signature]                              [signature]

COPE, Inc.                               Adrian Knapp